UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2004

                         Commission File Number 0-16240

                            JB Oxford Holdings, Inc.
             (Exact name of registrant as specified in its charter)

              UTAH                                     95-4099866
    ---------------------------             ----------------------------------
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

  15165 Ventura Blvd. Suite 330, Sherman Oaks, CA               91403
  ------------------------------------------------             --------
    (Address of principal executive offices)                  (Zip Code)


  Registrant's telephone number, including area code:       (818) 907-6580



         9665 Wilshire Blvd., Suite 300 Beverly Hills, California 90212
                  --------------------------------------------
                 (Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      As previously reported in the Registrant's proxy materials filed with the SEC under Schedule 14A on September 14, 2004, on September 13, 2004, Third Capital Partners, LLC converted two convertible promissory notes issued by the Registrant with an aggregate outstanding principal balance of $5,418,696 into 2,029,474 shares of the Registrant's common stock.

      The conversion of such notes into common stock caused the Registrant to become a "Controlled Company" as defined in the Nasdaq Stock Market's Rule 4350, as the shares issued to Third Capital Partners represented approximately 52.7% of the shares of Registrant's common stock outstanding after such conversion. As a result of the Registrant being a "Controlled Company" under the Rule, the Registrant is exempt from most of the provisions of paragraph (c) of Rule 4350, including the requirement to maintain a nominating committee of the Board of Directors.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JB OXFORD HOLDINGS, INC.

By:   /s/ Michael J. Chiodo
---------------------------
Michael J. Chiodo, CFO

Dated: November 4, 2004